                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                                 ATRION CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 [ATRION LOGO]

                                  April 6, 2005

Dear Stockholder:

      You are cordially invited to attend the 2005 annual meeting of stockholders of Atrion Corporation which will be held at our offices in Allen, Texas on Thursday, May 19, 2005 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company's proxy statement, together with a proxy card, accompany this letter. Also enclosed is a copy of our 2004 Annual Report.

      At the annual meeting this year, you will be asked to elect one director and to ratify the appointment of Grant Thornton LLP as independent accountants.

      We hope that you will attend the meeting in person. However, whether or not you plan to be personally present, please read the accompanying proxy statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure that your shares of common stock are represented at the meeting if you are unable to attend.

                                       Sincerely,

                                       /s/ Emile A. Battat
                                           ---------------------------
                                           Emile A. Battat
                                           Chairman and President

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

      Notice is hereby given that the annual meeting of stockholders of Atrion Corporation (the "Company") will be held at the Company's offices, One Allentown Parkway, Allen, Texas on Thursday, May 19, 2005 at 10:00 a.m., Central Time, for the following purposes:

      1.    To elect one Class I director.

      2. To ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2005.

      3. To transact such other business as may properly come before the meeting.

      The Board of Directors fixed the close of business on March 30, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

                                           By Order of the Board of Directors

                                           Jeffery Strickland
                                           Vice President and Chief Financial
                                           Officer, Secretary and Treasurer

April 6, 2005

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               ATRION CORPORATION
                             ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 2005

                               GENERAL INFORMATION

      This Proxy Statement is being furnished to the stockholders of Atrion Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of stockholders to be held at the Company's offices, One Allentown Parkway, Allen, Texas on Thursday, May 19, 2005 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy card are being first sent or given to stockholders on or about April 6, 2005. The Company's 2004 Annual Report is being mailed to stockholders with this Proxy Statement.

PURPOSE OF THE MEETING

      At the annual meeting, the Company's stockholders will consider and vote upon the following matters: (i) the election of one Class I director and (ii) a proposal to ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2005.

VOTING SECURITIES AND RECORD DATE

      Stockholders of record at the close of business on March 30, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had outstanding and entitled to vote 1,729,807 shares of common stock, the only voting securities of the Company. Holders of record of shares of common stock outstanding on the Record Date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

      If the enclosed proxy card is properly executed and received in time for the annual meeting, unless previously revoked, shares of common stock represented thereby will be voted at the annual meeting as specified by the stockholder on the proxy. If no such specification is made, shares represented by such proxy will be voted FOR the election as director of the nominee of the Board of Directors named herein and FOR ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company's financial statements for the year 2005. In addition, in their discretion the persons designated in the proxy card will vote upon such other business as may properly come before the meeting, including voting for any adjournment of the meeting proposed by the Board of Directors. A proxy may be revoked at any time before it is voted at the meeting by delivering to the Company a later-dated proxy, by voting by ballot at the meeting or by filing with the Inspectors of Election an instrument of revocation.

REQUIRED VOTE

      The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum. A director will be elected at the annual meeting by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the election of the director.

                              ELECTION OF DIRECTORS

      The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. One Class I director is to be elected at the annual meeting to serve until the annual meeting of stockholders to be held in 2008 and until the election and qualification of his successor in office. The nominee for election as a Class I director who is named below is a member of the Board of Directors and was previously elected by the stockholders. It is intended that the persons named in the proxy card will vote for the election of this nominee. If the nominee listed below, who has indicated his willingness to serve as a director if elected, is not a candidate when the election occurs, proxies may be voted for the election of any substitute nominee.

      The following information is furnished with respect to the Board of Directors' nominee for election as a director and each director whose term will continue after the annual meeting.

               Name, Age, Service as a Director of the Company (a)
 Principal Occupation, Positions and Offices, Other Directorships and Business
                                   Experience

                        NOMINEE FOR ELECTION AS DIRECTOR

                         Class I - Term Ending in 2008

EMILE A. BATTAT

      Mr. Battat, age 67, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as President and Chief Executive Officer of the Company, and as Chairman of the Board or President of each of the Company's subsidiaries, since October 1998. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society.

                         DIRECTORS CONTINUING IN OFFICE

                         Class II - Term Ending in 2006

RICHARD O. JACOBSON

      Mr. Jacobson, age 68, has been a director since 1992. Mr. Jacobson is Chairman of the Board of Jacobson Warehouse Company, Inc., a privately held warehouse company which he founded 37 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier. Mr. Jacobson became Chairman of the Boards of these companies in 1998, having served for many years prior to 1998 as their President and Chief Executive Officer. Mr. Jacobson has a degree in Business Administration from the University of Iowa. Mr. Jacobson is a director of FelCor Lodging Trust, Inc., Heartland Express, Inc. and Firstar Bank of Des Moines, N.A.

HUGH J. MORGAN, JR.

      Mr. Morgan, age 76, has been a director since 1988. Mr. Morgan is a private investor. He served as Chairman of the Board of National Bank of Commerce of Birmingham from February 1990 until April 2003. Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School.

                         Class III - Term Ending in 2007

ROGER F. STEBBING

      Mr. Stebbing, age 64, has been a director since 1992. Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986. He was President and Chief Executive Officer of Marlboro Enterprises, Inc., a company engaged in chemical plant engineering, design, construction and operation, for many years until the sale of that company in September 1999 and continued to serve as an employee of Marlboro Enterprises, Inc. until September 2001. Mr. Stebbing is a licensed professional engineer and has a BSc honors degree in Chemical Engineering from Salford University.

JOHN P. STUPP, JR.

      Mr. Stupp, age 55, has been a director since 1985. He is President of Stupp Bros., Inc., a diversified holding company, and has served in such capacity since March 2004. From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer, of Stupp Corporation, a division of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University. He serves as a director of The Laclede Group, Inc.

----------------------
(a) Unless the context otherwise requires, references in this Proxy Statement to the Company, Board of Directors and executive officers of the Company prior to February 25, 1997 mean ATRION Corporation, the Company's predecessor, and its Board of Directors and executive officers.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEE, EMILE A. BATTAT.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

      Director Independence. The Company's Board of Directors has determined that the following directors are "independent" within the meaning of The Nasdaq Stock Market ("Nasdaq") listing standards: Richard O. Jacobson, Hugh J. Morgan, Jr., Roger F. Stebbing and John P. Stupp, Jr.

      Meetings. The Board of Directors held four meetings during 2004. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees on which he served held in 2004 during the time he served as a director or as a member of such committees.

      Nominating Process. In light of its small size, the Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting the Nasdaq independence requirements and, consequently, does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board of Directors, in selecting nominees for election as directors, the Board of Directors, with the assistance of the Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by the Company's stockholders pursuant to the procedures set forth in the Company's Bylaws and described in "STOCKHOLDERS PROPOSALS -- Stockholder Nominations for Directors" below. The Board of Directors, in considering possible nominees, will take into account the following: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience that is relevant to the Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interest of all stockholders. All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors or management.

      Committees. The Board of Directors has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee and the Audit Committee. The Executive Committee is currently comprised of Emile A. Battat, Richard O. Jacobson and Hugh J. Morgan, Jr. The Executive Committee did not meet during 2004. The Corporate Governance Committee, which is currently comprised of Richard O. Jacobson and Roger F. Stebbing, is to assist in the evaluation of possible nominees for election to the Board of Directors as requested by the Board of Directors, review annually and advise the Board of Directors with respect to the compensation of directors and recommend to the Board of Directors (a) the number of directors to be fixed in connection with each annual meeting of stockholders, (b) the directors to be appointed to each of the committees of the Board, (c) corporate governance guidelines and (d) proposed changes to the charter of the Corporate Governance Committee. The Corporate Governance Committee met one time in 2004. The Compensation Committee, which is currently comprised of Richard O. Jacobson, Hugh J. Morgan, Jr. and John P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all executive officers of the Company, administers the Atrion Corporation 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan") and reviews and makes recommendations regarding the Company's other incentive compensation plans. The Compensation Committee met one time in 2004. The Audit Committee, the current members of which are Hugh J. Morgan, Jr., Roger F. Stebbing and John P. Stupp, Jr., appoints, determines the appropriate compensation for and oversees the work of the Company's independent auditors, and assists the Board of Directors in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures and oversees related party transactions. The Audit Committee also reviews, at least annually, the Audit Committee Charter and is to recommend any changes to the Audit Committee Charter to the Board of Directors. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq listing standards and is financially literate and that Mr. Stupp is an audit committee financial expert. The Audit Committee met seven times in 2004.

      Board Compensation. Currently, each outside director is paid a fee of $1,000 per month and $750 per day for each meeting of the Board of Directors at which he is in attendance. In addition, the Chairman of the Audit Committee is paid a fee of $333 per month. The Company reimburses each such director for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. The 1997 Stock Incentive Plan provides that each year each outside director is to be granted automatically an option to purchase 2,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant. Each such option is fully exercisable on the date of grant and expires on the first to occur of (i) the tenth anniversary of the date of grant; (ii) six months after the date the outside director ceases to be a director of the Company other than as a result of his death; or (iii) one year after the outside director ceases to be a director by reason of his death.

      Effective June 1, 2005, each outside director will be paid $24,000 per year in lieu of the monthly fee and meeting attendance fee described in the preceding paragraph. In addition, beginning June 1, 2005, the Chairmen of the Corporate Governance Committee and the Compensation Committee will each be paid $6,000 per year, the Chairman of the Audit Committee will be paid $12,000 per year and the monthly fee for the Chairman of the Audit Committee described in the preceding paragraph will be discontinued. No further grants of stock options will be made to outside directors under the 1997 Stock Incentive Plan.

      Stockholder Communications to the Board of Directors. Any stockholder wishing to communicate with the Board of Directors about any matter should send the communication, in written form, to Emile A. Battat, Chairman and President, at the Company's principal office in Allen, Texas. Mr. Battat will promptly send the communication to the other members of the Board of Directors.

      Attendance at Stockholder Meetings. The Board of Directors has adopted a policy encouraging each director to attend, if practicable, the annual meeting of stockholders of the Company. The 2004 annual meeting was attended by five directors.

                              SECURITIES OWNERSHIP

      The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of March 15, 2005 by (i) each of the directors of the Company, one of whom is also the Board of Directors' nominee for election as a director at the annual meeting; (ii) the executive officers of the Company who are named in the Summary Compensation Table herein; (iii) all of the directors and executive officers of the Company as a group, and (iv) each other person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

                                             NUMBER OF SHARES        PERCENT
         NAME OF BENEFICIAL OWNER          BENEFICIALLY OWNED (a)  OF CLASS (a)
         ------------------------          ----------------------  ------------
Emile A. Battat (b)                              221,900(c)           12.18%
Richard O. Jacobson                               36,000(c)            2.07%
Hugh J. Morgan, Jr                                20,000(c)(d)         1.16%
Roger F. Stebbing                                 28,800(c)            1.66%
John P. Stupp, Jr                                165,000(c)(e)         9.41%
Jeffery Strickland                                37,291(c)(f)         2.15%
Dimensional Fund Advisors Inc. (g)               128,400               7.43%
T. Rowe Price Associates, Inc. (h)               168,000               9.73%
Oak Forest Investment Management, Inc.(i)        123,629               7.16%
All directors and executive
  officers as a group                            508,991(j)           27.07%

----------------
*     Less than 1% of class.

(a) Based on 1,727,307 shares of common stock outstanding on March 15, 2005, plus shares which can be acquired through the exercise of options within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(b) The business address for Mr. Battat is One Allentown Parkway, Allen, Texas 75002-4211.

(c) The shares listed include the following shares issuable upon the exercise of options exercisable on March 15, 2005 or within 60 days thereafter: Mr. Battat, 95,000 shares; Mr. Jacobson, 10,000; Mr. Morgan, 2,000; Mr. Stebbing, 10,000; Mr. Stupp, 26,000; and Mr. Strickland 10,100. All such persons are parties to award agreements setting forth certain terms of options granted to them under the 1997 Stock Incentive Plan, and Mr. Stupp is a party to an award agreement setting forth certain terms of options granted to him under the Atrion Corporation 1998 Outside Directors Stock Option Plan.

(d) Does not include 23,000 shares held by Mr. Morgan's children and their spouses and Mr. Morgan's grandchildren as a result of gifts by Mr. Morgan, none of which shares is beneficially owned by Mr. Morgan.

(e) Includes 135,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer and as a voting trustee of a voting trust which owns 100% of the voting stock of Stupp Bros., Inc. The 135,000 shares held by Stupp Bros., Inc. represent 7.8% of the common stock of the Company outstanding as of March 15, 2005. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.

(f) Includes 18,291 shares held in a family trust of which Mr. Strickland is a co-trustee.

(g) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. This information is based upon a
      Schedule 13G dated February 9, 2005 filed with the Securities and Exchange Commission (the "Commission") and furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, reporting that Dimensional is deemed to have beneficial ownership of 128,400 shares of common stock of the Company and that all of such shares are held in portfolios of investment companies registered under the Investment Company Act of 1940 as to which Dimensional serves as investment advisor or other investment vehicles as to which Dimensional serves as investment manager. In its Schedule 13G, Dimensional has reported that it has sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 128,400 shares of common stock of the Company. Dimensional has disclaimed beneficial ownership of all such shares.

(h) The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon a Schedule 13G dated February 15, 2005 filed with the Commission and furnished to the Company by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. reporting that T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote or direct the vote of such shares of common stock and that Price Associates, which serves as investment adviser for T. Rowe Price Small-Cap Value Fund, Inc., has sole power to dispose or direct the disposition of such shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.

(i) The address of Oak Forest Investment Management, Inc. ("Oak Forest") is 9705 Carmel Court, Bethesda, Maryland 20817. This information is based upon a Schedule 13G dated January 21, 2005 filed with the Commission and furnished to the Company reporting that Oak Forest has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 123,629 shares of common stock of the Company.

(j)   See notes (a)-(f) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company's directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 2004, except that a Form 5 for 2003 required to be filed by Hugh J. Morgan, Jr. by February 14, 2004 was filed late.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Subject to stockholder ratification, the Audit Committee has appointed the firm of Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the year 2005. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Audit Committee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 2005.

AUDIT AND RELATED FEES

      Audit Fees

      The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q were $102,750 for the year ended December 31, 2004 and $91,644 for the year ended December 31, 2003.

      Audit Related Fees

      The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's benefit plans and consultations regarding the Sarbanes-Oxley Act and financial and reporting standards were $72,530 for the year ended December 31, 2004 and $11,790 for the year ended December 31, 2003.

      Tax Fees

      The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax services were $14,957 for the year ended December 31, 2004 and $25,055 for the year ended December 31, 2003. These fees relate to federal and state tax compliance and tax advice in each such year.

      All Other Fees

      There were no fees billed by Grant Thornton LLP for services rendered for the year ended December 31, 2004 or for the year ended December 31, 2003 other than those set forth above.

      The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.

      The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the auditor's independence. In accordance with those policies and procedures, the Company is not to engage the independent auditors to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's pre-approval policies and procedures. In the fourth quarter of each year, the Audit Committee is to review the services expected to be performed by the independent auditor. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/planning services (individual projects less than $10,000). Tax compliance/planning projects exceeding $10,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee's delegation to the Audit Committee Chairman as described below. The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $10,000 per service, provided that the aggregate amount of such services does not exceed the prior-year audit fee. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During 2004, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004. The Audit Committee has discussed with Grant Thornton LLP, the Company's auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the Company's auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                         MEMBERS OF THE AUDIT COMMITTEE

John P. Stupp, Jr. (Chairman)    Hugh J. Morgan, Jr.    Roger F. Stebbing

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2004, 2003, and 2002 of those persons who served as the Chief Executive Officer of the Company at any time during 2004 and other persons who served as executive officers of the Company at any time during 2004 and whose salary and bonus for the year ended December 31, 2004 exceeded $100,000 (such officers are referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 LONG-TERM
                                                COMPENSATION
                                                ------------
                                                   AWARDS
                                  ANNUAL        ------------
                              COMPENSATION(1)   SECURITIES
      NAME AND              ------------------   UNDERLYING    ALL OTHER
 PRINCIPAL POSITION   YEAR   SALARY    BONUS     OPTIONS(2)   COMPENSATION
--------------------  ----  --------  --------  ------------  ------------
Emile A. Battat       2004  $500,000  $100,000     20,000     $   2,779(3)
  Chairman of the     2003   500,000   100,000          0         2,970
  Board, President    2002   500,000   250,000    150,000         5,665
  and Chief
  Executive Officer

Jeffery Strickland    2004  $185,000  $ 89,427      7,000     $   5,602(3)
  Vice President and  2003   180,000    68,220          0         5,592
  Chief Financial     2002   170,000    66,178     10,000         7,706
  Officer, Secretary
  and Treasurer

------------------
(1) In accordance with the regulations of the Commission, this table does not include perquisites and other personal benefits received by Named Executive Officers since the value of perquisites and other benefits for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.

(2) For Mr. Battat, options granted in 2004 represent both qualified and nonqualified stock options granted under the 1997 Stock Incentive Plan and options granted in 2002 represent nonqualified stock options granted under the 1997 Stock Incentive Plan. For Mr. Strickland, options granted in 2004 represent nonqualified stock options granted under the 1997 Stock Incentive Plan and options granted in 2002 represent both incentive stock options and nonqualified stock options granted under the 1997 Stock Incentive Plan.

(3) Includes the following paid or accrued by the Company or one or more of its subsidiaries: (i) matching contributions to the Atrion Corporation 401(k) Savings Plan of $2,460 for Mr. Battat and $2,303 for Mr. Strickland and (ii) payment of life insurance premiums of $319 for Mr. Battat and $$3,299 for Mr. Strickland.

INFORMATION CONCERNING STOCK OPTIONS

      The following table summarizes certain information concerning grants of options to the Named Executive Officers during the year ended December 31, 2004.

                              OPTION GRANTS IN 2004

                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL RATES OF STOCK
                                     INDIVIDUAL GRANTS                  APPRECIATION FOR OPTION TERM(1)
                    --------------------------------------------------  -------------------------------
                    NUMBER OF     PERCENT OF
                    SECURITIES  TOTAL OPTIONS
                    UNDERLYING    GRANTED TO
                     OPTIONS     EMPLOYEES IN   EXERCISE    EXPIRATION
        NAME        GRANTED(2)       2004      PRICE/SHARE     DATE        5%                    10%
------------------  ----------  -------------  -----------  ----------  --------               --------
Emile A. Battat       2,200            4%      $    44.31    2/24/2009  $ 26,934               $ 59,513
                     17,800           34%           44.58    2/24/2009   219,251                484,446

Jeffery Strickland    7,000           13%           44.58    2/24/2009    86,222                190,513

----------------------
(1) Potential realizable value is based upon the assumption that the market price of the common stock of the Company will appreciate at the compound annual rate shown from the date of grant until the end of the option term. The dollar amounts in the foregoing table have been calculated based upon the Commission's requirements and do not reflect the Company's estimate of future growth in the price of the Company's common stock.

(2) The options granted in 2004 were incentive stock options and nonqualified stock options granted pursuant to the 1997 Stock Incentive Plan. The exercise price of the options granted is equal to the average of the high and low price per share of common stock on the date of grant in the case of incentive stock options and the closing sale price on the date of grant in the case of nonqualified stock options, in each case as reported by Nasdaq. The options are not transferable by the optionee except by will or by the laws of descent and distribution, except that Mr. Battat may transfer the options to one or more of his family members, and, except for transferred options, each option is exercisable during the lifetime of the optionee only by the optionee or, in the event of disability, by the optionee's guardian or representative. All options under the 1997 Stock Incentive Plan terminate three months after the optionee's termination of employment except in case of death or disability, in which case the options terminate one year after termination of employment, and except in the case of the options granted to Mr. Battat that have become exercisable may be exercised at any time during the term of the options. Mr. Battat's employment agreement with the Company provides that if his employment is terminated during the term of the agreement by the Company for other than "just cause" or by Mr. Battat for "good reason" (as those terms are defined in the agreement) or upon Mr. Battat's death or disability, all outstanding unvested options will immediately vest. The number of options granted to key employees, the term thereof and the manner in which those options are to be exercised under the 1997 Stock Incentive Plan are determined by the Compensation Committee. These options became first exercisable on July 1, 2004.

      The following table provides information as to exercises of options by the Named Executive Officers during the year ended December 31, 2004 and the values of each Named Executive Officer's unexercised options at December 31, 2004.

                       AGGREGATED OPTION EXERCISES IN 2004
                           AND YEAR-END OPTION VALUES

                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED        IN THE MONEY OPTIONS
                      SHARES                  OPTIONS AT YEAR END            AT YEAR END(1)
                     ACQUIRED     VALUE    --------------------------  --------------------------
       NAME         ON EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  -----------  --------  -----------  -------------  -----------  -------------
Emile A. Battat            0     $      0     95,000           0       $ 2,147,344  $         0

Jeffery Strickland     6,900      153,909     10,100       5,000            56,544       73,700

----------------
(1) Such value is equal to the product of (i) the closing price of the common stock of the Company on December 31, 2004 ($46.13 per share) less the exercise price and (ii) the number of shares subject to in-the-money options.

RETIREMENT PLAN

      The Company maintains a cash balance retirement plan (the "Cash Balance Plan") that includes all full-time active employees of the Company and its subsidiaries other than Quest Medical, Inc. Each participant has an account balance which represents his or her benefit under the Cash Balance Plan. The Cash Balance Plan provides for the Company to make annual allocations to a participant's cash balance account in an amount equal to 3% of the participant's eligible compensation up to the Social Security wage base and 6% in excess thereof and for an interest credit each plan year equal to the rate on 30 year U.S. Treasury bonds during November of the preceding plan year. For the 2004 plan year, the interest rate was 5.12%. "Eligible compensation" is, for the Named Executive Officers, the salary as included in the Summary Compensation Table above, subject to an annual limitation imposed by law which for 2004 was $205,000 and is $210,000 in 2005. Generally, each participant becomes fully vested in the benefits under such plan after five years of employment. Benefits may be paid, subject to certain limitations under the Internal Revenue Code of 1986, as amended, upon termination of employment, retirement or death. The Cash Balance Plan specifies various options that participants may select for the distribution of their accrued balance, including forms of annuity payments and lump sum distributions. Both of the Named Executive Officers participate in the Cash Balance Plan. The estimated annual retirement benefits payable to the Named Executive Officers under the Cash Balance Plan at normal retirement age of 65, assuming 4% annual increases in eligible compensation until retirement, no change from 2005 levels of maximum includable compensation and Social Security wage base, and a 30 year U.S. Treasury bond rate of 5.5%, are as follows: Mr. Battat, $7,469; and Mr. Strickland, $75,296.

CERTAIN AGREEMENTS AND PLANS

      The Company has an employment agreement with Emile A. Battat, the Company's Chairman, President and Chief Executive Officer, that provides for his employment for an initial term that expires on December 31, 2006. The base salary for each calendar year is $500,000. In addition, Mr. Battat is entitled to receive a cash bonus each year that is not less than $100,000. If Mr. Battat's employment is terminated during the term by the Company for other than "just cause" or by Mr. Battat for "good reason" (as those terms are defined in the agreement) or upon Mr. Battat's death or disability, Mr. Battat will receive
(1) a cash payment equal to the sum of (i) all cash compensation accrued but not paid and (ii) the base salary and the annual bonus for the remainder of the term, (2) immediate vesting of all stock options or equity granted to him, and
(3) continued participation in the Company's health benefit plans for the remainder of the term. In addition, the Company will reimburse Mr. Battat for excise taxes imposed on him in the event payments or benefits received by him result in "parachute payments" under the Internal Revenue Code and for income taxes on such reimbursement.

      The Company has a severance plan pursuant to which Jeffery Strickland, Vice President and Chief Financial Officer, Secretary and Treasurer of the Company, will be entitled to severance compensation if his employment is terminated under certain conditions set forth in the plan. The severance pay is to be equal to Mr. Strickland's annual base salary for the 12 months preceding the termination of employment.

      A Company subsidiary, Halkey-Roberts Corporation, has employed David A. Battat beginning in 2005 to serve as its Vice President - Business Development at an annual base salary of $100,000, and he has been awarded options to purchase 4,500 shares of the Company's common stock under the 1997 Stock Incentive Plan. David Battat is a graduate of Harvard College and Columbia Law School with over 10 years of business and legal experience and is the son of Emile A. Battat, the Company's Chairman, President and Chief Executive Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee, which is currently comprised of Richard O. Jacobson, Hugh J. Morgan, Jr. and John P. Stupp, Jr., establishes the overall executive compensation program for the Company and makes recommendations for base salaries, salary increases and bonuses for the Company's executive officers. In addition, the Compensation Committee administers the Company's incentive programs that cover the Company's executive officers. The executive compensation program, which is periodically reviewed and modified, as necessary, by the Compensation Committee, is designed to attract, retain and motivate management personnel and includes compensation that is tied to enhanced stockholder value.

      Compensation Policies

      The principal components of compensation for the Company's executive officers are base salaries, cash bonus and incentive compensation and stock awards. The base salary of one of the Company's executive officers is fixed by contract, and the base salary of the Company's other executive officer is reviewed annually and adjustments made generally on the basis of the Company's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies (which range is broader than the group of companies included in the peer group index used in comparing cumulative stockholder return), cost-of-living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. In such annual review, the Compensation Committee takes into consideration a review of individual performance of the executive officer. With respect to the financial performance of the Company, the Compensation Committee generally takes into consideration the Company's earnings from continuing operations, earnings per share and total stockholder return. Subject to the terms of any employment agreement or incentive compensation plan, executive officers of the Company are eligible for discretionary bonuses as determined by the Compensation Committee. At the recommendation of the Compensation Committee, the Company and its subsidiaries have implemented cash incentive plans covering certain key employees. These plans are intended to foster a corporate culture focused on bottom line results by providing key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.

      Stock awards are designed to motivate executives to improve the long-term performance of the Company's Common stock in the market, to encourage them to achieve superior results over the long term and to align the interests of executive officers with those of stockholders. Decisions respecting restricted stock awards are made on the basis of the criteria referred to above, and decisions respecting the grant of stock options are made using the same criteria as well as the number of unexercised options held by key employees.

      Compensation of Chief Executive Officer

      The Company has an employment agreement with Mr. Battat that expires at the end of 2006. (For a description of the terms of Mr. Battat's employment agreement, see "EXECUTIVE COMPENSATION - Certain Agreements and Plans.") Under the employment agreement, Mr. Battat's base salary is fixed for each year of the term at $500,000 and he is to receive an annual bonus of not less than $100,000. In addition to cash compensation under his employment agreement, Mr. Battat is entitled to receive stock-based incentive awards. In making determinations regarding the amount of such bonus and stock-based incentive awards, the Compensation Committee generally reviews the performance of the Company, Mr. Battat's contributions and leadership and the compensation of chief executive officers of other companies. For 2004, the Compensation Committee, at Mr. Battat's request, maintained Mr. Battat's cash bonus at the minimum contractual amount of $100,000. In addition, the Compensation Committee awarded options to Mr. Battat to purchase 20,000 shares of the Company's common stock.

                      MEMBERS OF THE COMPENSATION COMMITTEE

Richard O. Jacobson      Hugh J. Morgan, Jr.      John P. Stupp, Jr.

PERFORMANCE OF COMMON STOCK

      The following graph compares the cumulative total return on investment (the change in year-end stock price plus reinvestment of dividends), for each of the last five fiscal years, assuming that $100 was invested on December 31, 1999 in each of (i) the Company, (ii) a group of stocks consisting of companies in the Media General Index of Surgical & Medical Instruments and (iii) a group of stocks consisting of all companies whose stocks are included in the S&P 500 Composite Index.


[PERFORMANCE GRAPH]

                                 1999    2000    2001    2002    2003    2004
                                ------  ------  ------  ------  ------  ------
Atrion Corporation              100.00  138.82  358.12  211.76  430.09  441.69
Surgical & Medical Instruments  100.00  115.99  132.09  107.81  159.83  183.15
S&P Composite                   100.00   90.89   80.09   62.39   80.29   89.02

                              STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

      In order for proposals by stockholders to be considered for inclusion in the Company's proxy material relating to the 2006 annual meeting of stockholders, such proposals must be received by the Company on or before December 7, 2005.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

      The Company's Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give the Company written notice of such stockholder's intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date of the Company's proxy statement released to Stockholders in connection with the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year's meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2006 annual meeting must be delivered not later than December 7, 2005, provided the date of the 2006 annual meeting is not more than 30 days before or more than 60 days after May 19, 2006. The stockholder's written notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the stockholder who intends to propose such business; (c) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; (d) any material interest of the stockholder in such business; and (e) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

      The Company's Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give the Company written notice, within the same time period described above for a stockholder who desires to bring business before a meeting, setting forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedure.

                         COST AND METHOD OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegram, facsimile and other electronic communication methods by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of common stock of the Company held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.

                                 OTHER BUSINESS

      The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                            By Order of the Board of Directors

                                            Jeffery Strickland
                                            Vice President and Chief Financial
                                            Officer, Secretary and Treasurer

April 6, 2005

                               ATRION CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Richard O. Jacobson and Hugh J. Morgan, Jr., or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Atrion Corporation which the undersigned would be entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at the offices of Atrion Corporation, One Allentown Parkway, Allen, Texas, on Thursday May 19, 2005 at 10:00 a.m., Central Time, and at any adjournment thereof, in the following manner:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                               ATRION CORPORATION
                                  MAY 19, 2005

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
                                                          FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTOR:
                                      2. PROPOSAL TO      [ ]     [ ]     [ ]
                    NOMINEE:             RATIFY THE APPOINTMENT
                     Emile A. Battat     OF GRANT THORNTON LLP AS
                                         INDEPENDENT ACCOUNTANTS OF THE COMPANY.

[ ] FOR                               3. IN THEIR DISCRETION, UPON SUCH OTHER
                                         MATTERS AS MAY PROPERLY COME BEFORE THE
[ ] WITHHOLD AUTHORITY                   MEETING.

                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      "FOR" THE ELECTION OF THE NOMINEE LISTED
                                      IN ITEM 1 AND "FOR" ITEM 2. IF THIS PROXY
                                      IS PROPERLY SIGNED AND RETURNED, THE
                                      SHARES REPRESENTED WILL BE VOTED "FOR"
                                      THE ELECTION OF THE NOMINEE LISTED IN
                                      ITEM 1 AND "FOR" ITEM 2 UNLESS YOU
                                      OTHERWISE SPECIFY HEREIN.

To change the address on your
account,please check the box at right
and indicate your new address in the
address space above. Please note that
changes to the registered name(s) on
the account may not be submitted via
this method.                       [ ]

Signature of Stockholder [ ] Date: [ ] Signature of Stockholder [ ] Date: [ ]

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.